UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2008

PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-25887	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

70 West Madison Chicago, Illinois		60602 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 683-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 25, 2008, The PrivateBank and Trust Company, a subsidiary of PrivateBancorp, Inc. (the “Company”), signed a 15-year lease with TR 120 S. LaSalle Corp to lease approximately 105,450 square feet of office, storage and retail space at 120 S. LaSalle Street, Chicago, Illinois.  The Company is the guarantor under the lease.  The lease will commence on January 1, 2009.  The Company plans to move its headquarters and the Company’s executive officers, as well as a majority of The PrivateBank – Chicago’s commercial and private bankers, to this location in the first quarter of 2009.

The Company will occupy the entire historic grand banking hall located on the second and third levels of the building as well as the entire sixth floor. The lease terms also include retail space located on the first floor of the building and storage space located on the fourth floor, and provides various options for expansion into adjoining space throughout the term of the lease.  The agreement includes the option to renew the lease for  two additional terms of 10 years each.

The Company will file a copy of the definitive lease agreement as an exhibit to its quarterly report on Form 10-Q for the quarter ended June 30, 2008.  Attached, as Exhibit 99.1 is a copy of the press release relating to the lease, which is incorporated herein by reference.

Exhibit No.	Description
99.1	Press Release dated April 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.

Date: May 1, 2008	By:	/s/Larry D. Richman
Larry D. Richman
President and Chief Executive Officer

By:	/s/Dennis L. Klaeser
Dennis L. Klaeser
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
99.1	Press Release dated April 28, 2008